UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/15/2011

APPLE INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-10030

CA	94-2404110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 Infinite Loop, Cupertino, CA 95014
(Address of principal executive offices, including zip code)

(408) 996-1010
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

On November 15, 2011, the Board of Directors (the "Board") of Apple Inc. (the "Company") appointed Robert A. Iger to the Board. Mr. Iger will serve on the Audit and Finance Committee of the Board.

As a non-employee director, Mr. Iger will receive the standard $50,000 annual retainer for his service on the Board, paid in quarterly installments. Mr. Iger will also participate in the Company's 1997 Director Stock Plan (the "Director Plan"), which was filed with the Securities and Exchange Commission (the "SEC") as Exhibit 10.2 to the Company's Current Report on Form 8-K on March 1, 2010. Upon his appointment, Mr. Iger received an automatic initial grant of 142 restricted stock units under and in accordance with the Director Plan.

In connection with his appointment, the Company and Mr. Iger will enter into the Company's standard director indemnification agreement, the form of which was filed with the SEC as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 27, 2009.

There are no transactions between Mr. Iger and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE INC.

Date: November 15, 2011	By:	/s/ D. Bruce Sewell
D. Bruce Sewell
Senior Vice President, General Counsel and Secretary